EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES FIRST QUARTER 2024
FINANCIAL AND OPERATIONAL RESULTS, REAFFIRMS 2024 PRODUCTION
AND CAPITAL EXPENDITURE GUIDANCE RANGES

Produced 170 MBOEPD with 89 MBOPD, Repurchased $50 Million of Shares

HOUSTON, Texas, May 2, 2024 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the first quarter ended March 31, 2024, including net income attributable to Murphy of $90 million, or $0.59 net income per diluted share. Excluding discontinued operations and other items affecting comparability between periods, adjusted net income attributable to Murphy was $131 million, or $0.85 adjusted net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI). 1
Highlights for the first quarter include:
•Produced 170 thousand barrels of oil equivalent per day (MBOEPD), at the high end of guidance, with 89 thousand barrels of oil per day (MBOPD) or 52 percent oil volumes
•Repurchased $50 million of stock, or 1.3 million shares, at an average price of $39.25 per share
•Awarded six deepwater blocks from Gulf of Mexico Federal Lease Sale 261
Subsequent to the first quarter:
•Maintained the quarterly dividend of $0.30 per share or $1.20 per share annualized
•Received positive outlooks from Moody’s and Fitch credit rating agencies, revised from stable outlooks
“Murphy had another solid quarter. We progressed our offshore plans and produced above expectations from our onshore assets. We advanced our 2024 onshore well delivery program, with new wells in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay either currently flowing or expected to come online in the near term. Further, our upcoming Gulf of Mexico and Vietnam exploration wells have the potential to expand our resource base,” said Roger W. Jenkins, Chief Executive Officer. “I am pleased we repurchased $50 million of stock at an average price below $40 per share, advancing our share repurchase program. I look forward to production growth as we execute our 2024 plans, leading to increased free cash flow that will continue to enhance shareholder returns.”

FIRST QUARTER 2024 RESULTS
The company recorded net income attributable to Murphy of $90 million, or $0.59 net income per diluted share, for the first quarter 2024. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $131 million, or $0.85 adjusted net income per diluted share for the same period. Adjustments to net income totaled $50 million before tax and were comprised of a $35 million impairment of assets and a $26 million write-off of a previously suspended exploration well, offset by a $11 million foreign exchange gain. Details for first quarter results and an adjusted net income reconciliation can be found in the attached schedules.
Earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to Murphy were $343 million. Earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) attributable to Murphy were $387 million. Adjusted EBITDA attributable to Murphy was $405 million. Adjusted EBITDAX attributable to Murphy was $424 million. Reconciliations for first quarter EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX can be found in the attached schedules.
First quarter production averaged 170 MBOEPD and included 52 percent oil volumes, or 89 MBOPD. Volumes were at the high end of the guidance range as a result of strong well performance across onshore assets.
Accrued capital expenditures (CAPEX) for first quarter 2024 totaled $264 million, excluding NCI. Details for first quarter production and CAPEX can be found in the attached schedules.
During the quarter, Murphy received a positive outlook from Moody’s with the Ba2 rating affirmed. Additionally, Murphy received a positive outlook from Fitch, with the BB+ rating affirmed. Both outlooks were revised from stable.
CAPITAL ALLOCATION FRAMEWORK
Murphy had approximately $1.1 billion of liquidity on March 31, 2024, with no borrowings on the $800 million senior unsecured credit facility and $323 million of cash and cash equivalents, inclusive of NCI.
At the end of the first quarter, Murphy’s total debt was $1.3 billion, and consisted of long-term, fixed-rate notes with a weighted average maturity of 7.9 years and a weighted average coupon of 6.2 percent.
During the first quarter, Murphy repurchased $50 million of stock, or 1.3 million shares, at an average price of $39.25 per share. As of March 31, 2024, Murphy had $400 million remaining under the share repurchase authorization and 152.6 million shares outstanding.
“Since disclosing our capital allocation framework in August 2022, we have consistently executed a combination of debt reductions, share repurchases and dividend increases,” said Jenkins. “Murphy has repurchased a total of $200 million of stock, or 4.7 million shares, at an average price of $42.68 per share, while also lowering debt by $500 million since third quarter 2023. We remain committed to following our capital allocation framework, which will allow us to reach Murphy 3.0 later this year when we accomplish our 2024 debt reduction goal of $300 million.”
OPERATIONS SUMMARY
Onshore
In the first quarter of 2024, the onshore business produced approximately 91 MBOEPD, which included 30 percent liquids volumes.
Eagle Ford Shale – Production averaged 29 MBOEPD with 71 percent oil volumes and 86 percent liquids volumes in the first quarter. Murphy progressed its 20-well operated 2024 program during the quarter, and four non-operated Tilden wells were brought online. The company plans to bring online seven operated Catarina wells in second quarter 2024.
Tupper Montney – During the first quarter, natural gas production averaged 348 million cubic feet per day (MMCFD). Production was 21 MMCFD above guidance as a result of wells brought online in 2023 continuing to exceed expectations. As planned, Murphy completed drilling its 13-well program during the quarter, with all wells coming online in second quarter 2024.
Kaybob Duvernay – Production averaged 4 MBOEPD with 68 percent liquids volumes in the first quarter. Murphy drilled three operated wells in the first quarter as planned, with completions ongoing. All three wells are scheduled to come online in second quarter 2024.
Offshore
Excluding NCI, in the first quarter of 2024, the offshore business produced approximately 79 MBOEPD, which included 84 percent oil.
Gulf of Mexico – Production averaged approximately 73 MBOEPD, consisting of 82 percent oil during the first quarter. As planned, Murphy drilled a successful well at Khaleesi #4 (Green Canyon 389) and completed the Mormont #2 (Mississippi Canyon 478) subsea equipment repair and returned the well to production. Also during the quarter, Murphy’s operating partner drilled and completed the non-operated Lucius #11 (Keathley Canyon 919) well.
Canada – In the first quarter, production averaged 6 MBOEPD, consisting of 100 percent oil. Production continued to ramp up from the non-operated Terra Nova field during the quarter following completion of the asset life extension project.
EXPLORATION
Gulf of Mexico – During the first quarter, Murphy was awarded six exploration blocks from the Gulf of Mexico Federal Lease Sale 261 with an average working interest of 68 percent. Also during the quarter, Murphy wrote off $26 million of previously suspended exploration well costs related to the 2016 Hoffe Park exploration well.
2024 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Murphy maintains its 2024 accrued CAPEX range of $920 million to $1.02 billion. The company also maintains its full year 2024 production range of 180 to 188 MBOEPD, consisting of approximately 95 MBOPD oil and 105 MBOEPD liquids volumes, equating to 52 percent oil and 57 percent liquids volumes, respectively.
Production for second quarter 2024 is estimated to be in the range of 176 to 184 MBOEPD with 93 MBOPD, or 51 percent, oil volumes. This range is impacted by 2,000 BOEPD of offshore non-operated unplanned maintenance, 1,250 BOEPD of Eagle Ford Shale planned downtime and 11,700 BOEPD of Tupper Montney planned plant maintenance. Both production and CAPEX guidance ranges exclude Gulf of Mexico NCI.
Detailed guidance for the second quarter and full year 2024 is contained in the attached schedules.
FIXED PRICE FORWARD SALES CONTRACTS
Murphy maintains fixed price forward sales contracts in Canada to lessen its dependence on variable AECO prices. These contracts are for physical delivery of natural gas volumes at a fixed price, with no mark-to-market income adjustments. Details for the current fixed price contracts can be found in the attached schedules.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR MAY 2, 2024
Murphy will host a conference call to discuss first quarter 2024 financial and operating results on Thursday, May 2, 2024, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 800-717-1738, reservation number 78570. For additional information, please refer to the First Quarter 2024 Earnings Presentation available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for first quarter 2024, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX between periods, as well as guidance for the second quarter and full year 2024, are also included.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.
CAPITAL ALLOCATION FRAMEWORK
This news release contains references to the company’s capital allocation framework and adjusted free cash flow. As previously disclosed, the capital allocation framework defines Murphy 1.0 as when long-term debt exceeds $1.8 billion. At such time, adjusted free cash flow is allocated to long-term debt reduction while the company continues to support the quarterly dividend. The company reaches Murphy 2.0 when long-term debt is between $1.0 billion and $1.8 billion. At such time, approximately 75 percent of adjusted free cash flow is allocated to debt reduction, with the remaining 25 percent distributed to shareholders through share buybacks and potential dividend increases. When long-term debt is at or below $1.0 billion, the company is in Murphy 3.0 and begins allocating 50 percent of adjusted free cash flow to the balance sheet, with a minimum of 50 percent of adjusted free cash flow allocated to share buybacks and potential dividend increases.
Adjusted free cash flow is defined as cash flow from operations before working capital change, less capital expenditures, distributions to NCI and projected payments, quarterly dividend and accretive acquisitions.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Kelly Whitley, 281-675-9107
Megan Larson, 281-675-9470
Beth Heller, 832-506-6831

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars, except per share amounts)	2024	2023
Revenues and other income
Revenue from production	$794,603	796,231
Sales of purchased natural gas	245	43,737
Total revenue from sales to customers	794,848	839,968
Gain on sale of assets and other income	1,564	1,748
Total revenues and other income	796,412	841,716
Costs and expenses
Lease operating expenses	234,264	199,984
Severance and ad valorem taxes	10,086	11,440
Transportation, gathering and processing	56,553	53,922
Costs of purchased natural gas	160	32,269
Exploration expenses, including undeveloped lease amortization	44,429	10,182
Selling and general expenses	31,161	18,308
Depreciation, depletion and amortization	211,134	195,670
Accretion of asset retirement obligations	12,774	11,157
Other operating expense	7,266	11,988
Impairment of assets	34,528	—
Total costs and expenses	642,355	544,920
Operating income from continuing operations	154,057	296,796
Other loss
Other income (loss)	11,551	(73)
Interest expense, net	(20,021)	(28,855)
Total other loss	(8,470)	(28,928)
Income from continuing operations before income taxes	145,587	267,868
Income tax expense	30,057	53,833
Income from continuing operations	115,530	214,035
(Loss) gain from discontinued operations, net of income taxes	(872)	279
Net income including noncontrolling interest	114,658	214,314
Less: Net income attributable to noncontrolling interest	24,656	22,670
NET INCOME ATTRIBUTABLE TO MURPHY	$90,002	191,644

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.60	1.23
Discontinued operations	(0.01)	—
Net income	$0.59	1.23

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.60	1.22
Discontinued operations	(0.01)	—
Net income	$0.59	1.22
Cash dividends per common share	$0.300	0.275
Average common shares outstanding (thousands)
Basic	152,664	155,857
Diluted	153,817	157,389

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(Thousands of dollars)	2024	2023
Operating Activities
Net income including noncontrolling interest	$114,658	214,314
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	211,134	195,670
Impairment of assets	34,528	—
Unsuccessful exploration well costs and previously suspended exploration costs	32,437	851
Deferred income tax expense	19,478	49,042
Accretion of asset retirement obligations	12,774	11,157
Long-term non-cash compensation	9,851	8,536
Amortization of undeveloped leases	2,793	2,653
Loss (gain) from discontinued operations	872	(279)
Contingent consideration payment	—	(123,965)
Mark-to-market loss on contingent consideration	—	3,938
Other operating activities, net	(15,381)	(7,110)
Net increase in non-cash working capital	(24,353)	(75,031)
Net cash provided by continuing operations activities	398,791	279,776
Investing Activities
Property additions and dry hole costs	(249,085)	(345,319)
Net cash required by investing activities	(249,085)	(345,319)
Financing Activities
Borrowings on revolving credit facility	100,000	100,000
Repayment of revolving credit facility	(100,000)	(100,000)
Repurchase of common stock	(50,000)	—
Cash dividends paid	(45,773)	(42,925)
Withholding tax on stock-based incentive awards	(25,270)	(14,217)
Distributions to noncontrolling interest	(23,001)	(9,679)
Finance lease obligation payments	(164)	(139)
Contingent consideration payment	—	(47,678)
Issue costs of debt facility	—	(17)
Net cash required by financing activities	(144,208)	(114,655)
Effect of exchange rate changes on cash and cash equivalents	858	618
Net increase (decrease) in cash and cash equivalents	6,356	(179,580)
Cash and cash equivalents at beginning of period	317,074	491,963
Cash and cash equivalents at end of period	$323,430	312,383

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended March 31,
(Millions of dollars, except per share amounts)	2024	2023
Net income attributable to Murphy (GAAP) [1]	$90.0	191.6
Discontinued operations (income) loss	0.9	(0.3)
Net income from continuing operations attributable to Murphy	90.9	191.3
Adjustments:
Impairment of assets	34.5	—
Write-off of previously suspended exploration well	26.1	—
Foreign exchange (gain) loss	(10.5)	0.4
Mark-to-market loss on contingent consideration	—	3.9
Total adjustments, before taxes	50.1	4.3
Income tax benefit related to adjustments	(10.2)	(0.9)
Total adjustments after taxes	39.9	3.4
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$130.8	194.7
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$0.85	1.24
1 Excludes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).

Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.
The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended March 31, 2024
(Millions of dollars)	Pretax	Tax	Net
Exploration & Production:
United States	$60.6	(12.9)	47.7
Corporate	(10.5)	2.7	(7.8)
Total adjustments	$50.1	(10.2)	39.9

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2024	2023
Net income attributable to Murphy (GAAP) [1]	$90.0	191.6
Income tax expense	30.1	53.8
Interest expense, net	20.0	28.9
Depreciation, depletion and amortization expense [1]	202.7	189.3
EBITDA attributable to Murphy (Non-GAAP)	$342.8	463.6
Impairment of asset	34.5	—
Write-off of previously suspended exploration well	26.1	—
Accretion of asset retirement obligations [1]	11.4	9.9
Foreign exchange (gain) loss	(10.5)	0.4
Mark-to-market loss on contingent consideration	—	3.9
Discontinued operations loss (income)	0.9	(0.3)
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$405.2	477.5
1 Excludes results attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. Management believes EBITDA and Adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2024	2023
Net income attributable to Murphy (GAAP) [1]	$90.0	191.6
Income tax expense	30.1	53.8
Interest expense, net	20.0	28.9
Depreciation, depletion and amortization expense [1]	202.7	189.3
EBITDA attributable to Murphy (Non-GAAP)	342.8	463.6
Exploration expenses	44.4	10.2
EBITDAX attributable to Murphy (Non-GAAP)	387.2	473.8
Accretion of asset retirement obligations [1]	11.4	9.9
Impairment of asset	34.5	—
Foreign exchange (gain) loss	(10.5)	0.4
Mark-to-market loss on contingent consideration	—	3.9
Discontinued operations loss (income)	0.9	(0.3)
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$423.5	487.7
1 Excludes results attributable to a noncontrolling interest in MP GOM.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and Adjusted EBITDAX. Management believes EBITDAX and Adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDAX and Adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended March 31, 2024		Three Months Ended March 31, 2023
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$659.6	134.5	682.3	226.0
Canada	136.9	19.4	155.8	21.9
Other	(0.1)	(10.8)	3.6	(5.2)
Total exploration and production	796.4	143.1	841.7	242.7
Corporate	—	(27.5)	—	(28.7)
Continuing operations	796.4	115.6	841.7	214.0
Discontinued operations, net of tax	—	(0.9)	—	0.3
Total including noncontrolling interest	$796.4	114.7	841.7	214.3
Net income attributable to Murphy		$90.0		191.6
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED MARCH 31, 2024, AND 2023

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended March 31, 2024
Oil and gas sales and other operating revenues	$659.6	136.7	(0.1)	796.2
Sales of purchased natural gas	—	0.2	—	0.2
Lease operating expenses	186.6	47.5	0.2	234.3
Severance and ad valorem taxes	9.8	0.3	—	10.1
Transportation, gathering and processing	36.6	19.9	—	56.5
Costs of purchased natural gas	—	0.2	—	0.2
Depreciation, depletion and amortization	174.0	34.3	—	208.3
Accretion of asset retirement obligations	10.4	2.1	0.2	12.7
Impairment of assets	34.5	—	—	34.5
Exploration expenses
Dry holes and previously suspended exploration costs	31.2	—	1.2	32.4
Geological and geophysical	0.6	—	0.8	1.4
Other exploration	1.4	0.1	6.3	7.8
Undeveloped lease amortization	2.0	—	0.8	2.8
Total exploration expenses	35.2	0.1	9.1	44.4
Selling and general expenses	(0.2)	5.1	1.2	6.1
Other	7.4	1.1	0.3	8.8
Results of operations before taxes	165.3	26.3	(11.1)	180.5
Income tax provisions (benefits)	30.8	6.9	(0.3)	37.4
Results of operations (excluding Corporate segment)	$134.5	19.4	(10.8)	143.1

Three Months Ended March 31, 2023
Oil and gas sales and other operating revenues	$682.3	112.1	3.6	798.0
Sales of purchased natural gas	—	43.7	—	43.7
Lease operating expenses	162.6	36.8	0.6	200.0
Severance and ad valorem taxes	11.1	0.3	—	11.4
Transportation, gathering and processing	37.4	16.5	—	53.9
Costs of purchased natural gas	—	32.3	—	32.3
Depreciation, depletion and amortization	160.3	31.6	0.9	192.8
Accretion of asset retirement obligations	9.1	1.9	0.1	11.1
Exploration expenses
Dry holes and previously suspended exploration costs	(0.2)	—	1.1	0.9
Geological and geophysical	0.3	—	0.5	0.8
Other exploration	1.6	0.1	4.2	5.9
Undeveloped lease amortization	2.0	0.1	0.6	2.7
Total exploration expenses	3.7	0.2	6.4	10.3
Selling and general expenses	6.4	2.3	0.2	8.9
Other	9.4	4.4	(0.2)	13.6
Results of operations before taxes	282.3	29.5	(4.4)	307.4
Income tax provisions	56.3	7.6	0.8	64.7
Results of operations (excluding Corporate segment)	$226.0	21.9	(5.2)	242.7
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended March 31,
(Dollars per barrel of oil equivalents sold)	2024	2023
United States – Onshore
Lease operating expense	$13.68	15.08
Severance and ad valorem taxes	3.60	4.23
Depreciation, depletion and amortization (DD&A) expense	28.46	26.13

United States – Offshore[1]
Lease operating expense	$20.34	14.69
Severance and ad valorem taxes	0.06	0.08
DD&A expense	13.46	11.22

Canada – Onshore
Lease operating expense	$5.49	6.81
Severance and ad valorem taxes	0.05	0.06
DD&A expense	4.99	6.01

Canada – Offshore
Lease operating expense	$25.91	15.06
DD&A expense	9.68	9.29

Total E&P continuing operations[1]
Lease operating expense	$14.37	12.35
Severance and ad valorem taxes	0.62	0.71
DD&A expense[2]	12.77	11.90

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	$14.28	12.19
Severance and ad valorem taxes	0.64	0.73
DD&A expense[2]	12.79	11.99
1 Includes results attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.
3 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations, excluding NCI and workover costs, was $10.75 and $11.35 for the three months ended March 31, 2024, and 2023, respectively.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES
(unaudited)

	Three Months Ended March 31,
(Millions of dollars)	2024	2023
Exploration and production
United States[1]	$188.5	254.7
Canada	67.3	68.1
Other	11.3	6.9
Total	267.1	329.7

Corporate	4.2	6.3
Total capital expenditures - continuing operations[2]	271.3	336.0

Charged to exploration expenses[3]
United States[1]	33.2	1.7
Canada	0.1	0.1
Other	8.3	5.8
Total charged to exploration expenses - continuing operations	41.6	7.6

Total capitalized	$229.7	328.4
1 Includes results attributable to a noncontrolling interest in MP GOM.
2 For the three months ended March 31, 2024, total capital expenditures excluding noncontrolling interest (NCI) of $7.3 million (2023: $8.9 million) are $264.0 million (2023: $327.1 million).
3 For the three months ended March 31, 2024, charges to exploration expense exclude amortization of undeveloped leases of $2.8 million (2023: $2.7 million).

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Thousands of dollars)	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$323,430	317,074
Accounts receivable, net	356,863	343,992
Inventories	49,662	54,454
Prepaid expenses	30,934	36,674
Total current assets	760,889	752,194
Property, plant and equipment, at cost less accumulated depreciation, depletion and amortization	8,188,903	8,225,197
Operating lease assets	681,766	745,185
Deferred income taxes	434	435
Deferred charges and other assets	36,668	43,686
Total assets	$9,668,660	9,766,697
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$730	723
Accounts payable	485,892	446,891
Income taxes payable	24,710	21,007
Other taxes payable	26,096	29,339
Operating lease liabilities	179,471	207,840
Other accrued liabilities	101,253	140,745
Total current liabilities	818,152	846,545
Long-term debt, including finance lease obligation	1,328,669	1,328,352
Asset retirement obligations	916,815	904,051
Deferred credits and other liabilities	303,951	309,605
Non-current operating lease liabilities	516,520	551,845
Deferred income taxes	292,048	276,646
Total liabilities	4,176,155	4,217,044
Equity
Common Stock, par $1.00	$195,101	195,101
Capital in excess of par value	816,815	880,297
Retained earnings	6,590,308	6,546,079
Accumulated other comprehensive loss	(555,735)	(521,117)
Treasury stock	(1,742,498)	(1,737,566)
Murphy Shareholders' Equity	5,303,991	5,362,794
Noncontrolling interest	188,514	186,859
Total equity	5,492,505	5,549,653
Total liabilities and equity	$9,668,660	9,766,697

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

	Three Months Ended March 31,
(Barrels per day unless otherwise noted)	2024	2023
Net crude oil and condensate
United States - Onshore	20,382	19,277
United States - Offshore [1]	66,078	75,699
Canada - Onshore	2,255	3,283
Canada - Offshore	6,264	2,459
Other	245	269
Total net crude oil and condensate	95,224	100,987
Net natural gas liquids
United States - Onshore	4,166	4,157
United States - Offshore [1]	4,687	6,342
Canada - Onshore	453	826
Total net natural gas liquids	9,306	11,325
Net natural gas – thousands of cubic feet per day
United States - Onshore	24,231	24,160
United States - Offshore [1]	53,161	75,203
Canada - Onshore	355,455	305,232
Total net natural gas	432,847	404,595
Total net hydrocarbons - including NCI [2,3]	176,671	179,745
Noncontrolling interest
Net crude oil and condensate – barrels per day	(6,499)	(6,613)
Net natural gas liquids – barrels per day	(211)	(232)
Net natural gas – thousands of cubic feet per day	(2,074)	(2,354)
Total noncontrolling interest [2,3]	(7,056)	(7,237)
Total net hydrocarbons - excluding NCI [2,3]	169,615	172,508
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY
(unaudited)

	Three Months Ended March 31,
	2024	2023
Crude oil and condensate – dollars per barrel
United States - Onshore	$76.85	74.98
United States - Offshore [1]	77.58	73.27
Canada - Onshore [2]	67.59	74.29
Canada - Offshore [2]	85.99	77.93
Other [2]	—	89.05
Natural gas liquids – dollars per barrel
United States - Onshore	20.67	22.11
United States - Offshore [1]	24.32	25.63
Canada - Onshore [2]	34.84	46.59
Natural gas – dollars per thousand cubic feet
United States - Onshore	1.94	2.51
United States - Offshore [1]	2.66	3.27
Canada - Onshore [2]	2.05	2.55
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF APRIL 30, 2024
(unaudited)

			Volumes (MMcf/d)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	162	C$2.39	4/1/2024	12/31/2024
Canada	Natural Gas	Fixed price forward sales	25	US$1.98	4/1/2024	10/31/2024
Canada	Natural Gas	Fixed price forward sales	15	US$1.98	11/1/2024	12/31/2024
1 Fixed price forward sale contracts are accounted for as normal sales and purchases for accounting purposes.

MURPHY OIL CORPORATION
SECOND QUARTER 2024 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	18,500	4,000	22,700	26,300
– Gulf of Mexico excluding NCI	61,700	4,600	58,700	76,100
Canada – Tupper Montney	—	—	380,600	63,400
– Kaybob Duvernay and Placid Montney	2,200	500	7,800	4,000
– Offshore	10,000	—	—	10,000
Other	200	—	—	200

Total net production (BOEPD) - excluding NCI [1]	176,000 to 184,000

Exploration expense ($ millions)	$65

FULL YEAR 2024 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	180,000 to 188,000
Capital expenditures – excluding NCI ($ millions) [3]	$920 to $1,020

¹ Excludes noncontrolling interest of MP GOM of 6,700 BOPD of oil, 300 BOPD of NGLs, and 2,500 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 6,600 BOPD of oil, 300 BOPD of NGLs, and 2,500 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $22 million.